POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Amanda Daniel, Emily Hamblin, Michael Hoes, Michael Lapp, Vincent Lichtenberger,
Geoffrey Saxe, and Jeffrey Werbitt, or any of them acting singly, and with full power of substitution and revocation, as the undersigned's true and lawful attorney-in-fact, with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(1)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by or considered by such attorney-in-fact to be advisable under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

(2)	prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Exchange Act, and the rules thereunder, of Bank of America Corporation (the "Company"), any and all Forms 3, 4 and 5 (including any amendments thereto) which the undersigned is required or such attorney-in-fact considers it advisable to file with the SEC, in accordance with
Section 16(a) of the Exchange Act, with respect to any security of the Company;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 (or any amendment thereto) and timely file such form with the SEC and the New York Stock Exchange or similar authority;

(4)	obtain, as the undersigned's representative and on the undersigned's behalf, information regarding any transaction in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to such attorney-in-fact; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any such attorney-in-fact may approve in the discretion of any such attorney-in-fact.

The undersigned acknowledges that:
a) This Power of Attorney authorizes, but does not require, any such attorney-in-fact to act in the undersigned's discretion on information provided to such attorney-in-fact without independent verification of such information;
b) Any documents prepared or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
c) Neither the Company nor any such attorney-in-fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and
d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under
Section 16 of the Exchange Act.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all acts that any such attorney-in-fact, or the substitute or substitutes of any such attorney in-fact, shall lawfully undertake or cause to be undertaken by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney also serves to revoke, as of the date hereof, any Power of Attorney previously executed by the undersigned for the purpose of making filings pursuant to Section 16 of the Exchange Act on behalf of the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of October 2021.

Signature:  ______/s/ Bruce R. Thompson_________
Name:  Bruce R. Thompson